Exhibit 99.3
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of S. Theis Rice
Senior Vice President and Chief Legal Officer
April 26, 2017

Thank you Gail and good morning everyone.

As previously reported, the False Claims Act judgment entered against Trinity Industries and Trinity Highway Products in June 2015 is currently on appeal to the United States Circuit Court of Appeals for the Fifth Circuit. This case involves the ET Plus guardrail end terminal system manufactured by Trinity Highway Products.

The briefing and oral argument phase of the case was concluded on December 7, 2016. The Court now has the case under consideration and has yet to issue its opinion in the matter.

Trinity Industries and Trinity Highway Products have also been named in a number of other suits involving highway products that we believe are groundless, and represent opportunistic filings that seek to capitalize on the False Claims Act judgment now on appeal.

For a more detailed review of these suits, please see Note 18 to the financial statements in Trinity’s Form 10-Q for the period ended March 31, 2017. Please also refer to etplusfacts.com for additional information.

I will now turn the call over to Tim.